________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------
                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                                 OMNICARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                            ------------------------

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                                             ...................................

         (2) Aggregate number of securities to which transaction applies:

                                             ...................................

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                           .....................................

        (4) Proposed maximum aggregate value of transaction:

                                            ....................................

        (5) Total fee paid:

                                            ....................................

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

                                             ...................................

         (2) Form, Schedule or Registration Statement No.:

                                             ...................................

         (3) Filing Party:

                                             ...................................

         (4) Date Filed:

                                             ...................................
________________________________________________________________________________

                                     [Logo]


                                  OMNICARE, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1999

     The Annual Meeting of Stockholders of Omnicare, Inc. (the 'Company') will be held at The Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky, on Monday, May 17, 1999 at 10:00 a.m. The purpose of the Annual Meeting is to consider and act upon:

     (1)  the election of directors;

     (2) the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company; and

     (3)  any other business as may properly be brought before the meeting.

     Stockholders of record at the close of business on March 22, 1999 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

                                          By Order of the Board of Directors

                                                CHERYL D. HODGES
                                                Secretary

Covington, Kentucky
March 31, 1999

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE TAKE A MOMENT TO SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 OMNICARE, INC.
                          100 E. RIVERCENTER BOULEVARD
                           COVINGTON, KENTUCKY 41011
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Omnicare, Inc. (the 'Company') of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 17, 1999, and any adjournment thereof ('Annual Meeting'). Stockholders of record as of the close of business on March 22, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, the Company had outstanding 90,860,494 shares of its Common Stock, par value $1 per share ('Common Stock'), having one vote per share.

     To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular proposal as well as shares present at the Annual Meeting. Where nominee stockholders are not permitted to vote on a specific issue because they did not receive specified instructions on the specific issue from the beneficial owners of the shares ('Broker Nonvotes'), such Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect as directors the 13 persons named below; and
(2) to ratify the selection of PricewaterhouseCooopers LLP as independent accountants of the Company for 1999. A proxy may be revoked at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of the Company. A revocation during the Annual Meeting will not affect any vote previously taken.

     This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about March 31, 1999.

                             ELECTION OF DIRECTORS

     The number of directors to be elected at the Annual Meeting has been fixed by the Board of Directors at 13. Directors are to be elected to serve until the following annual meeting of stockholders and until their respective successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during at least the past five years and other pertinent information. Each of the nominees for election as a director, except for Geraldine A. Henwood, is currently a director of the Company.

     The Company has a program under which certain nominations for membership on the Board of Directors are on occasion rotated among senior operating executives of the Company and its subsidiaries. The persons considered to be in the rotating group are Messrs. Ronald K. Baur, Timothy E. Bien, Richard L. Doane, Leo P. Finn, David W. Froesel, Jr., Gary W. Kadlec, Thomas W. Ludeke, Jeffrey M. Stamps, Ms. Mary Lou Fox and Ms. Geraldine A. Henwood. Mr. Bien, Ms. Fox and Ms. Henwood are being nominated from that group this year. Messrs. Baur and Bien and Ms. Fox are currently directors. It is anticipated that additional executives of the Company will be included in such rotating group in future years.

     No person may be nominated for election as a director unless written notice of intention to nominate such person (which notice shall contain the prospective nominee's name, address and occupation) has been given to the Chairman, the President or the Secretary of the Company by a stockholder entitled to notice of, and to attend, a meeting of stockholders at which directors are to be elected, not later than 15 business days before such meeting.

     Unless authority is withheld for individual nominees or all nominees, it is intended that the shares represented by each proxy will be voted for the nominees listed below. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees (except where a proxy withholds authority with respect to the election of directors).

                                    NOMINEES

EDWARD L. HUTTON ...........  Mr. Hutton is Chairman of the Company and has held this position since May
Director since 1981             1981. Additionally, he is Chairman and Chief Executive Officer and a
Age: 79                         director of Chemed Corporation, Cincinnati, Ohio (a diversified public corporation with interests in plumbing and drain cleaning services, janitorial supplies and health care services) (hereinafter 'Chemed') and has held these positions since November 1993 and April 1970, respectively.
                                Previously, he was President and Chief Executive Officer of Chemed,
                                positions he had held from April 1970 to November 1993. Mr. Hutton is the father of Thomas C. Hutton, who is a director of the Company.
JOEL F. GEMUNDER ...........  Mr. Gemunder is President of the Company and has held this position since May
Director since 1981             1981. From January 1981 until July 1981, he served as Chief Executive
Age: 59                         Officer of the partnership organized as a predecessor to the Company for the purpose of owning and operating certain health care businesses of
                                Chemed and Daylin, Inc., each then a subsidiary of W.R. Grace & Co. Mr.
                                Gemunder was an Executive Vice President of Chemed and Group Executive of
                                its Health Care Group from May 1981 through July 1981 and a Vice President of Chemed from 1977 until May 1981. Mr. Gemunder is a director of Chemed and Ultratech Stepper, Inc. (a manufacturer of photolithography equipment for the computer industry).
TIMOTHY E. BIEN ............  Mr. Bien is Senior Vice President -- Professional Services and Purchasing of
Director since 1998             the Company, a position he has held since May 1996. From May 1992 until May
Age: 48                         1996, he served as Vice President of Professional Services and Purchasing
                                of the Company. Prior to that, he was Vice President and a former owner of
                                Home Care Pharmacy, a wholly-owned subsidiary that the Company acquired in
                                December 1988.
CHARLES H. ERHART, JR. .....  Mr. Erhart retired as President of W.R. Grace & Co., Boca Raton, Florida
Director since 1981             (international specialty chemicals, construction and packaging)
Age: 73                         (hereinafter 'Grace') in August 1990. He had held this position since July
                                1989. From November 1986 to July 1989, he was Chairman of the Executive
                                Committee of Grace. From May 1981 to November 1986, he served as Vice
                                Chairman and Chief Administrative Officer of Grace. Mr. Erhart is a
                                director of Chemed.
MARY LOU FOX ...............  Ms. Fox is Senior Vice President-Marketing of the Company and has held this
Director since 1993             position since May 1996. Previously she served as Vice
Age: 67                         President -- Marketing for the Company since February 1994. From July 1993 to February 1994, she was Vice President -- Marketing of the Company's
                                Pharmacy Services Group (a group of subsidiaries engaged in providing pharmacy services to long-term care facilities). She also served as
                                President of Westhaven Services Co., Toledo, Ohio (pharmacy services for long-term care facilities) (hereinafter 'Westhaven'), a subsidiary of the
                                Company, from October 1992 to May 1998. From 1976 until the Company's acquisition of Westhaven in October 1992, she was the sole stockholder and the President of Westhaven.

GERALDINE A. HENWOOD .......  Ms. Henwood is President and Chief Executive Officer of IBAH, Inc., Blue
Nominee                         Bell, Pennsylvania (pharmaceutical contract research) (hereinafter 'IBAH'),
Age: 47                         a wholly-owned subsidiary of the Company since its acquisition in June
                                1998. Ms. Henwood has held this position since 1994. She was the founder,
                                Chairman of the Board, Chief Executive Officer and President of Bio-Pharm
                                Clinical Services, Inc. (pharmaceutical contract research) (hereinafter
                                'Bio-Pharm') from its inception in 1985 until the merger of that company and IBAH in 1994. Prior to founding Bio-Pharm, Ms. Henwood held a variety of management positions with predecessors of SmithKline Beecham
                                Corporation.
CHERYL D. HODGES ...........  Ms. Hodges is Senior Vice President and Secretary of the Company and has held
Director since 1992             these positions since February 1994. From August 1986 to February 1994, she
Age: 47                         was Vice President and Secretary of the Company. From August 1982 to August
                                1986, she served as Vice President -- Corporate and Investor Relations. Ms.
                                Hodges has also served as a director of the Company for four prior terms:
                                1984-85; 1986-87; 1988-89; and 1990-91.
THOMAS C. HUTTON ...........  Mr. Hutton is a Vice President of Chemed and has held this position since
Director since 1983             February 1988. Mr. Hutton is a director of Chemed. He is the son of Edward
Age: 48                         L. Hutton, Chairman of the Company.
PATRICK E. KEEFE ...........  Mr. Keefe is Executive Vice President -- Operations of the Company and has
Director since 1993             held this position since February 1997. Previously he was Senior Vice
Age: 53                         President -- Operations since February 1994. From April 1993 to February
                                1994, he was Vice President -- Operations of the Company. From April 1992
                                to April 1993, he served as Vice President -- Pharmacy Management Programs of Diagnostek, Inc., Albuquerque, New Mexico (mail-service pharmacy and health care services) (hereinafter 'Diagnostek'). From September 1990 to
                                April 1992, Mr. Keefe served as President of HPI Health Care Services, Inc.
                                (hereinafter 'HPI'), a subsidiary of Diagnostek, which was acquired from the Company in August 1989. From August 1984 to September 1990, he served as Executive Vice President of HPI.
SANDRA E. LANEY ............  Ms. Laney is Senior Vice President and Chief Administrative Officer of Chemed
Director since 1987             and has held these positions since November 1993 and May 1991,
Age: 55                         respectively. From May 1984 to November 1993, she was a Vice President of
                                Chemed. Ms. Laney is a director of Chemed.
ANDREA R. LINDELL, .........  Dr. Lindell is Dean and Professor in the College of Nursing at the University
DNSC, RN                        of Cincinnati, a position she has held since December 1990. Dr. Lindell is
Director since 1992             also Associate Senior Vice President for Interdisciplinary Education
Age: 55                         Programs for the Medical Center at the University of Cincinnati, since July
                                1998. She also serves as Interim Dean of the College of Allied Health
                                Sciences at the University of Cincinnati. From August 1981 to August 1990,
                                Dr. Lindell served as Dean and a Professor in the School of Nursing at
                                Oakland University, Rochester, Michigan.
SHELDON MARGEN, M.D. .......  Dr. Margen is a Professor Emeritus in the School of Public Health, University
Director since 1983             of California, Berkeley, a position he has held since May 1989. He had
Age: 79                         served as a Professor of Public Health at the University of California,
                                Berkeley, since 1979.
KEVIN J. MCNAMARA ..........  Mr. McNamara is President of Chemed and has held this position since August
Director since 1986             1994. From November 1993 to August 1994, Mr. McNamara was Executive Vice
Age: 45                         President, Secretary and General Counsel of Chemed. Previously, from May
                                1992 to November 1993, he held the positions of Vice Chairman, Secretary and General Counsel of Chemed. From August 1986 to May 1992, he served as
                                Vice President, Secretary and General Counsel of Chemed. From November 1990
                                to December 1992, Mr. McNamara served as an Executive Vice President and
                                Chief Operating Officer of the Company. He is a director of Chemed.

                      COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors of the Company has a Compensation and Incentive Committee, an Audit Committee and an Executive Committee. The Company does not have a Nominating Committee.

     The Compensation and Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) additional year-end contributions by the Company under the Company's Employees' Savings and Investment Plan and (d) adoption and administration of certain employee benefit plans and programs. In addition, the Compensation and Incentive Committee administers the Company's stock-based incentive plans under which it makes determinations concerning the grant of stock options and stock awards to key employees of the Company. The Compensation and Incentive Committee consists of Doctors Margen and Lindell and Mr. Erhart. The Compensation and Incentive Committee, and its predecessor committees, the Incentive Committee and the Compensation Committee, met on eight occasions during 1998.

     The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements and (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and other matters regarding the Company's accounting, financial reporting and internal control systems. The Audit Committee consists of Mr. Erhart, Dr. Lindell and Ms. Laney. The Audit Committee met on two occasions during 1998.

     The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law or the Company's By-Laws may not be delegated. The committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The Executive Committee consists of Messrs. Erhart, Hutton, Gemunder and Keefe. The Executive Committee met on eight occasions during 1998.

     During 1998, there were eight meetings of the Board of Directors and each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board of Directors during the period for which he or she has been a director and (b) the total number of meetings held by all Committees of the Board of Directors during the period for which he or she served.

                           REMUNERATION OF DIRECTORS

     In 1998, each member of the Board of Directors who was not a regular employee of the Company was paid $1,300 for his or her attendance at each meeting of the Board, and $750 for each meeting of a Committee of the Board of which he or she was a member. The non-employee members of the Executive Committee received $1,300 for each meeting of the Executive Committee. The Chairmen of the Committees of the Board (except for the Executive Committee) were paid an additional $2,000 per year. During 1998, each member of the Board of Directors was granted an annual unrestricted stock award covering 400 shares of the Company's Common Stock under the 1992 Long-Term Stock Incentive Plan ('1992 Plan'). In consideration of special services to the Company during 1998, Mr. T.C. Hutton received additional stock awards covering 1,334 shares, Mr. McNamara received 1,334 shares and Ms. Laney received 3,710 shares, all of which were granted under the Company's 1992 Plan. Each of these individuals was a director of the Company but did not serve as a member of the Compensation and Incentive Committee of either the Company or an affiliated company or as a regular employee of the Company at the date of grant. Also during 1998, Mr. Erhart received an additional annual fee of $8,000 and Mr. T.C. Hutton received an additional annual fee of $5,000. Such fees were paid in lieu of stock options granted to directors in previous years. These individuals were members of the Compensation and Incentive Committee of either the Company or an affiliated company on the dates of such grants and thus were ineligible to participate.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Company's most highly compensated executive officers (the 'named executives') for services to the Company and its subsidiaries during 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                    -------------------------
                                                                                             AWARDS
                                               ANNUAL COMPENSATION                  -------------------------
                                  ----------------------------------------------                  # OF SHARES
  NAME AND PRINCIPAL                                       SPECIAL                  RESTRICTED    UNDERLYING      ALL OTHER
       POSITIONS          YEAR     SALARY      BONUS       BONUS(2)     OTHER(3)     STOCK(4)       OPTIONS      COMPENSATION
-----------------------   ----    --------    --------    ----------    --------    ----------    -----------    ------------
E.L. Hutton ...........   1998    $419,333    $828,625    $   --        $42,208     $2,003,835      130,000       $1,763,801(5)
  Chairman                1997     391,000     941,125        --         42,208      2,474,750       60,000          394,857
                          1996     370,500     641,125     1,685,000     42,208      2,742,731      100,000          660,605

J.F. Gemunder .........   1998     750,000     868,282        --         82,910      3,258,750      150,000        2,162,134(6)
  President               1997     558,600     980,625        --         82,749      2,605,000       60,000        1,209,732
                          1996     539,067     680,379     1,819,000     82,496      2,879,450      100,000        1,513,972

P.E. Keefe ............   1998     226,062     265,802        --          --           992,438       57,000          654,857(6)
  Executive Vice          1997     199,500     301,773        --          --           797,781       20,000          367,645
  President --            1996     182,708     205,730       276,000      --           877,534       30,000          386,182
  Operations

D.W. Froesel, Jr. .....   1998     235,000     181,231        --          --           770,250       43,000          539,444(6)
  Senior Vice President   1997     197,500     206,623        --          --           618,688       17,000          273,846
  and Chief Financial     1996     157,724     119,848       155,000      --           575,901       28,000           81,866
  Officer(1)

C.D. Hodges ...........   1998     187,500     131,189        --          --           725,813       38,000          410,361(6)
  Senior Vice President   1997     165,000     149,180        --          --           586,125       17,000          275,858
  and Secretary           1996     150,000     101,165       470,000      --           658,157       28,000          372,944

------------

(1) Mr. Froesel was employed by the Company on March 4, 1996.

(2) The special bonus relates to the successful completion of a public offering of Common Stock in March 1996. A portion of the special bonus was paid in 1996, and payment of the balance was deferred and paid in 1997 and 1998.

(3) These amounts represent payments made to the executive officer as required to offset the tax liability associated with premiums paid by the Company on behalf of the officer under split dollar life insurance policies.

(4) Under the Company's stock award program, restricted shares of Common Stock were issued as incentive compensation to the named executives and other key employees. Restricted shares vest generally in seven annual installments as determined by the Compensation and Incentive Committee. If the recipient's employment terminates due to death, disability, retirement under a retirement plan of the Company, or change in control of the Company, the restrictions terminate. Otherwise, in the event of termination of employment, unvested shares are forfeited. Recipients receive dividends on the awarded shares. Restricted stock awards were granted in February 1999 for 1998 services as incentive compensation. The numbers of restricted shares granted in February 1999 to the named executives are as follows: Mr. Hutton -- 67,640 shares; Mr. Gemunder -- 110,000 shares; Mr. Keefe -- 33,500 shares; Mr. Froesel -- 26,000 shares; and Ms. Hodges -- 24,500 shares. As of December 31, 1998, the number and value of the aggregate restricted stock holdings of the named executives were: Mr. Hutton -- 294,692 shares or $10,240,547; Mr. Gemunder -- 303,547 shares or $10,548,258; Mr.
    Keefe -- 94,947 shares or $3,299,408; Mr. Froesel -- 51,813 or $1,800,502;
    and Ms. Hodges -- 74,240 shares or $2,579,840.

(5) Mr. Hutton does not participate in the Company's pension plans. The amount represents a deferral under a deferred compensation arrangement which is designed to provide him retirement benefits comparable to other executives. The deferred amounts accrue interest at market rates and are paid in future years.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(6) This column includes the dollar value of shares of Common Stock allocated to the named executives' accounts in the Company's Employee Stock Ownership Plan (the 'ESOP') which are attributable to the Company's contributions to the ESOP. Participants are entitled to receive the fully vested shares allocated to their accounts upon death, disability, retirement or termination of employment. To the extent benefits under the ESOP are otherwise limited by provisions of the Internal Revenue Code, the Company's Excess Benefits Plan provides that the Company will provide from its general funds a benefit to an employee equal to the benefit which would have been provided but for the limitations of the Internal Revenue Code. The benefits shown include those provided under the Excess Benefits Plan. For 1998, the numbers of shares attributable to these plans and the dollar values thereof included in the table for each named executive are as follows: Mr.
    Gemunder -- 55,023 shares or $2,138,296; Mr. Keefe -- 16,572 shares or $636,136; Mr. Froesel -- 12,875 shares or $491,395; and Ms. Hodges -- 10,563 shares or $397,479. This column also includes (a) life insurance premiums paid by the Company (Mr. Gemunder -- $5,100; Mr. Keefe -- $714; Mr.
    Froesel -- $714; and Ms. Hodges -- $1,530); (b) the present value to the recipient of future benefits derived from premium payments made by the Company for the benefit of the recipient under a split dollar life insurance policy, which provides for the refund of premiums to the Company upon termination of the policy (unrelated to term life insurance coverage) (Mr. Gemunder -- $18,738; Mr. Keefe -- $18,007; Mr. Froesel -- $15,595; and Ms.
    Hodges -- $11,352); and (c) as to Mr. Froesel, also includes $31,740 which the Company credited to a deferred account established for him in lieu of his participation in the Company's pension plans.

STOCK OPTIONS

     The following table sets forth information regarding stock options granted to the named executives during 1998:

                             OPTION GRANTS IN 1998

                                                      INDIVIDUAL GRANTS
                                      --------------------------------------------------
                                                    PERCENT OF                                POTENTIAL REALIZABLE
                                                      TOTAL                                 VALUE AT ASSUMED ANNUAL
                                      NUMBER OF      OPTIONS                                  RATES OF STOCK PRICE
                                        SHARES      GRANTED TO                              APPRECIATION FOR OPTION
                                      UNDERLYING    EMPLOYEES     EXERCISE                          TERM($)
                                       OPTIONS      IN FISCAL      PRICE      EXPIRATION    ------------------------
               NAME                   GRANTED(1)       YEAR       ($/SHARE)      DATE           5%           10%
-----------------------------------   ----------    ----------    --------    ----------    ----------    ----------
E.L. Hutton........................     130,000        16.16%     $36.7188     08/05/08     $3,001,993    $7,607,640

J.F. Gemunder......................     150,000        18.65       36.7188     08/05/08      3,463,838     8,778,047

P.E. Keefe.........................      57,000         7.09       36.7188     08/05/08      1,316,259     3,335,658

D.W. Froesel, Jr...................      43,000         5.35       36.7188     08/05/08        992,967     2,516,373

C.D. Hodges........................      38,000         4.72       36.7188     08/05/08        877,506     2,223,772

------------

(1) All such options were granted on August 5, 1998, provide for the purchase of shares of the Company's common stock at a price equal to the fair market value on the date of grant, become exercisable in four equal annual installments commencing one year from the date of grant, and expire 10 years after date of grant unless previously exercised.

                            ------------------------

     The following table sets forth information regarding stock options exercised by the named executives during 1998 and the value of unexercised options held by the named executives as of December 31, 1998.

                    AGGREGATED OPTION EXERCISES IN 1998 AND
                         FISCAL YEAR-END OPTION VALUES


                                                           NUMBER OF SHARES UNDERLYING        VALUE OF UNEXERCISED
                              NUMBER OF                       UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                               SHARES                            FISCAL YEAR-END               FISCAL YEAR-END ($)
                             ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE      REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------   -----------    -----------    -----------    -------------    -----------    -------------
E.L. Hutton...............      50,000      $ 1,320,315       15,000         295,000       $    67,968     $ 2,214,214
                                20,000          498,750
                                30,000          283,125
                                20,000          201,874

J.F. Gemunder.............      49,998        1,662,434      703,000         315,000        18,365,698       2,214,214

P.E. Keefe................      15,000          467,100       97,500         109,500         1,984,212         704,999
                                10,000          308,275

D.W. Froesel, Jr..........       7,000           61,031       11,250          69,750            78,976         177,210

C.D. Hodges...............       8,750          270,834      111,500          80,750         2,588,894         539,210

PENSION PLAN

     The Company has a pension plan in which the named executives, other than Messrs. E.L. Hutton and Froesel, participate. Retirement benefits under the pension plan are calculated on the basis of the executive's earnings during the highest consecutive 60-month period during the executive's last 120 months of employment ('Final Average Compensation') and years of service. Benefits payable under the pension plan are reduced for payments under a prior Company pension plan and are partially reduced for social security benefits. The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the pension plan at selected compensation levels after various years of service. Amounts are shown on a 10-year certain and life form, after the applicable reduction for social security benefits.

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE(2)
               FINAL AVERAGE                  ----------------------------------------------------------------
              COMPENSATION(1)                    15           20           25            30             35
-------------------------------------------   --------     --------     --------     ----------     ----------

$ 200,000..................................   $ 40,057     $ 53,410     $ 66,762     $   80,114     $   95,114

   400,000.................................     85,057      113,410      141,762        170,114        200,114

   600,000.................................    130,057      173,410      216,762        260,114        305,114

   800,000.................................    175,057      233,410      291,762        350,114        410,114

 1,000,000.................................    220,057      293,410      366,762        440,114        515,114

 1,200,000.................................    265,057      353,410      441,762        530,114        620,114

 1,400,000.................................    310,057      413,410      516,762        620,114        725,114

 1,600,000.................................    355,057      473,410      591,762        710,114        830,114

 1,800,000.................................    400,057      533,410      666,762        800,114        935,114

 2,000,000.................................    445,057      593,410      741,762        890,114      1,040,114

 2,200,000.................................    490,057      653,410      816,762        980,114      1,145,114

 2,400,000.................................    535,057      713,410      891,762      1,070,114      1,250,114

                                                        (footnotes on next page)

(footnotes from previous page)

(1) For purposes of the pension plan, such compensation generally includes base salary and incentive compensation which for the named executives are set forth in the 'Salary' and 'Bonus' columns of the Summary Compensation Table as well as the value of stock awards vesting during the year.

(2) As of December 31, 1998, Messrs. Gemunder and Keefe and Ms. Hodges had 35, 10, and 17 years of service, respectively.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with certain of its executive officers. Mr. Gemunder's employment agreement provides for his continued employment as President of the Company through August 3, 2004, subject to earlier termination under certain circumstances, at his base salary as last set by the Board of Directors as well as participation in incentive compensation plans, stock incentive plans and other employee benefit plans. The agreement also provides for his continued nomination as a director of the Company. In the event of termination without cause or a material reduction in authority or responsibility, the agreement provides that Mr. Gemunder will receive severance payments equal to 150% of his then-current base salary plus the amount of incentive compensation most recently paid or approved in respect of the previous year and the fair market value of all stock awards which have vested during the 12 months prior to termination ('Covered Compensation') for the balance of the term of the agreement. The provisions of Ms. Hodges' employment agreement are essentially identical to those of Mr. Gemunder, except that her agreement provides for her nomination as a director, no less frequently than bi-annually. Mr. Keefe is employed under an agreement which is also essentially identical to that of Mr. Gemunder except that director nomination is not stipulated and severance payments resulting from the conditions described above would equal 100% of Covered Compensation. Mr. Froesel is employed under an agreement with a term expiring on March 3, 2002, except that the agreement automatically renews at that time for a three-year period unless advance notice of termination is given by either party. In the event the Company were to terminate Mr. Froesel's employment on account of a change of control of the Company, he would be entitled to be paid his then-current base salary and cash bonus compensation for the then remaining term of the agreement, plus an additional two-year period, subject to certain limitations specified in the agreement.

                    REPORT OF THE COMPENSATION AND INCENTIVE
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Company believes that executive compensation should be directly and materially linked to the financial and operating performance of the Company and increases in stockholder value. The Company's executive compensation program combines base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options and restricted stock awards with various benefit plans, including pension plans, savings plans and medical benefits generally available to salaried employees of the Company.

     The executive compensation program is administered through the Compensation and Incentive Committee of the Board of Directors. The membership of the Committee is comprised of outside directors (i.e., non-employees of the Company). The Compensation and Incentive Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company, which recommendations must be approved by the full Board of Directors. The Committee also administers the Company's stock incentive plans under which it reviews and makes grants of stock options and restricted stock awards. The Compensation and Incentive Committee may use, subject to the provisions of the Company's compensation plans, its discretion to set executive compensation where, in their judgment, external, internal or individual circumstances warrant.

BASE SALARY AND ANNUAL INCENTIVE OPPORTUNITY

     In determining base salary levels, the Committee considers the executive's responsibilities, experience, performance and specific issues particular to the Company. The Committee also considers the compensation practices and performances of other companies that are likely to compete with the Company for executive talent. In general, base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation program.

     Annual incentive compensation provides a direct financial incentive to executives, in the form of an annual bonus, to achieve their business unit's and the Company's annual goals. The Committee believes that bonuses as a percent of an executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets.

     At the beginning of each fiscal year, financial and operational goals are established, which generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Non-financial measures of performance used by the Committee in determining the annual cash bonus award include organizational development, product or service expansion and strategic positioning of the Company's assets. Specific relative weights are not assigned to each performance factor, since the relative importance of each factor varies depending upon the executive's specific job responsibilities. Instead, each individual compensation decision is made on a case-by-case basis and will ultimately depend upon the judgment of the Committee. However, when fixing the annual bonus of the executive officers listed in the Summary Compensation Table (the 'named executives'), the Committee acts within the parameters provided for in the 'Annual Incentive Plan for Senior Executives,' approved by stockholders on May 20, 1996. Under that plan, an annual cash bonus for 1998 was dependent on the level of the Company's pretax income before adjustments for the cumulative effect of accounting changes, acquisition expenses related to pooling-of-interests transactions and nonrecurring charges exceeding the target level established at the beginning of the year.

LONG-TERM INCENTIVE COMPENSATION

     The stock option and restricted stock program forms the basis of the Company's long-term incentive plan for executives. This program seeks to align executive and long-term stockholder interests by creating a strong and direct link between executive compensation and stockholder return.

     Stock options and restricted stock awards are granted annually and are generally the primary incentive for long-term performance as they are granted at or above fair market value and have vesting restrictions which generally lapse over four to seven-year periods. The Compensation and Incentive Committee considers each grantee's current stock option and award holdings in making such grants. Both the amounts of restricted stock awards and the proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

     For the named executives, restricted share awards for 1998 under the 1992 Long-Term Stock Incentive Plan were to be made only if the percentage increase for the last fiscal year in the Company's earnings per share before the cumulative effect of accounting changes and acquisition expenses related to pooling-of-interests transactions and nonrecurring expenses exceeded a threshold established at the beginning of the year.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) limits to $1,000,000 the amount that may be deducted by a publicly held company for compensation paid each year to each of its five most highly-paid executive officers. Federal law excludes compensation from the $1,000,000 limit if it is paid under specified conditions, including that the compensation is based on performance goals determined by a committee of 'outside' directors and approved by the Company's stockholders. The Annual Incentive Plan for Senior Executive Officers, approved by stockholders on May 20, 1996, and amendments to the 1992 Long-Term Stock Incentive Plan, approved by stockholders on May 19, 1997, brought the plans into compliance with Section 162(m) relating to performance-based compensation. The Committee's present intention is to comply in the future with Section 162(m) unless the Committee believes that such compliance would not be in the best interests of the Company and its stockholders.

COMPENSATION OF THE COMPANY'S PRESIDENT

     In determining Mr. Gemunder's overall compensation and each component thereof, the Committee took into consideration the report of the Hay Group, independent professional compensation consultants, and the financial measures cited above. In 1998, Mr. Gemunder's salary was increased to $750,000 from $558,600 which had been his base salary since 1996. This increase was based on a survey performed by the Hay Group. The base salary established for Mr. Gemunder in 1998 was below the 75th percentile for the Company's comparator group.

     In determining incentive compensation for the Company's executives, including Mr. Gemunder, the Committee reviewed the reports and recommendations of the Hay Group as well as the Company's performance and market conditions. The Company's results in 1998 were greater than the strong performance of 1997. Therefore, the Committee recommended an overall increase in incentive compensation over the prior year. Annual performance not only drives the payout of the Annual Incentive Plan but it also is used in determining the size of the long-term incentive grant of restricted stock awards. The Committee decided to shift the mix of these two awards to more heavily focus on the future long-term performance of the Company. The 1998 annual bonuses actually decreased versus 1997 while the restricted stock awards increased to reflect both the shift in mix as well as the continued improvement in performance. This shift places more pay at risk while the restricted stock vests over seven years and aligns the interests of the executives with that of the Company's stockholders.

     Accordingly, the Committee awarded Mr. Gemunder a cash bonus of $787,500 for 1998 which was 12.5% below that for 1997; however, the Committee granted Mr. Gemunder 110,000 shares of restricted stock for 1998 as compared with 80,000 shares in 1997, for an increase of 30,000 shares. Such shares vest over a seven-year period. In addition, in 1998, as long-term compensation, Mr. Gemunder was granted options to purchase 150,000 shares of Common Stock, at option prices equal to the fair market value of a share on the date of grant. In determining Mr. Gemunder's compensation, the Committee took into consideration that the Company significantly exceeded the threshold measure for bonus awards under the Annual Incentive Plan for Senior Executive Officers and the performance criteria of the 1992 Long-Term Stock Incentive Plan, the Company's strong performance in 1998 in the areas which it believes are key measures of the Company's success, the fact that stock-based awards should provide substantial incentive to Mr. Gemunder to achieve the long-term goals of the Company and the advice of its consultants. The Committee also considered the report of the Hay Group in which it was concluded that Mr. Gemunder's overall compensation in 1998 is representative of the Company's current marketplace, strong financial performance and rapid growth rate.

     The Committee believes that it is key to the Company's success that Mr. Gemunder be primarily motivated and rewarded on the basis of the Company's successful execution of its growth strategy. The Company experienced another robust year in 1998 in acquisition activity, completing pharmacy acquisitions which added 99,200 new long-term care facility residents to the Company's existing clients. This increase in clients through acquisitions, coupled with strong internal growth, brought the number of residents served to 578,700 at year-end 1998, a 31% increase over the prior year. The Company also met a major strategic objective in successfully entering the pharmaceutical research outsourcing business through the acquisition of two contract research organizations. As a result, sales in 1998 increased 47% to $1.5 billion, net income (excluding acquisition expenses related to pooling-of-interests transactions and nonrecurring charges) increased 48% to $96.9 million, and diluted earnings per share (excluding the aforementioned charges) increased 42% to $1.08.

Compensation and Incentive Committee:

Sheldon Margen, M.D., Chairman
Andrea R. Lindell, DNSc
Charles H. Erhart, Jr.

COMPENSATION AND INCENTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. E.L. Hutton and Gemunder, executive officers of the Company, are directors of Chemed. In addition, Mr. Erhart, a member of the Compensation and Incentive Committee, is a director of Chemed.

                              CERTAIN TRANSACTIONS

     The Company subleases offices from Chemed, and is charged for the occasional use of Chemed's corporate aviation department, consulting services pertaining to information systems development and other incidental expenses based on Chemed's cost. The Company reimburses Chemed for all such services at rates which are essentially equal to those which would have been incurred if the Company had obtained such services from other parties. During 1998, such reimbursements totaled $2,162,000.

     The Company has contracted with MLF Co. to provide advisory and consulting services with respect to the Company's institutional pharmacy business for a period of five years commencing February 1, 1996. Mary Lou Fox, a director of the Company and nominee for re-election as a director, has an ownership interest in MLF Co. Under the consulting agreement, MLF Co. receives $12,500/month for its services.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total return for the last five years on a $100 investment on January 1, 1994 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Health Care-500 Index. The graph assumes dividend reinvestment.

                    CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDED DECEMBER 31, 1998


                             [PERFORMANCE GRAPH]


                                                                                DECEMBER 31,
                                                           -------------------------------------------------------
                                                           1993      1994      1995      1996      1997      1998
                                                           -----    ------    ------    ------    ------    ------

Omnicare, Inc. .........................................   100.0    137.43    282.12    405.97    392.73    441.32
S&P 500.................................................   100.0    101.32    139.40    171.40    228.59    293.91
S&P Health Care -- 500..................................   100.0    113.12    178.55    215.61    309.86    446.87

     The total return calculations reflected in the foregoing graph were performed by Standard & Poor's Compustat Services, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 31, 1998, with respect to the only persons known to the Company to beneficially own more than 5% of the shares of its Common Stock:

                                                                                      NUMBER OF SHARES
       NAME AND                                                                         AND NATURE
      ADDRESS OF                                                                       OF BENEFICIAL      PERCENT OF
   BENEFICIAL OWNER                                                                      OWNERSHIP(a)       CLASS(a)
----------------------                                                                ----------------    ----------

Putnam Investments, Inc. ..........................................................       8,289,032(b)        9.2%
  One Post Office Square
  Boston, MA 02109
Public Employees Retirement .......................................................       5,082,800(c)        5.6
  System of Ohio
  277 East Town Street
  Columbus, OH 43215
Amvescap PLC ......................................................................       4,909,806(d)        5.4
  11 Devonshire Square
  London EC2M 4YR
  England

------------

 (a) Under applicable Securities and Exchange Commission regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of December 31, 1998. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

 (b) Wholly-owned investment advisers have shared dispositive power with respect to all of the listed shares and shared voting power with respect to 171,957 of the shares.

 (c) Public Employees Retirement System of Ohio is an employee benefit plan or pension fund with sole dispositive power and sole voting power with respect to all of the shares listed.

 (d) Wholly-owned investment advisers have shared dispositive power and sole investment power with respect to all of the listed shares.

     The following table sets forth information as of March 22, 1999 with respect to the shares of Common Stock beneficially owned by each of the nominees and directors, each of the named executives, and all directors and executive officers of the Company as a group:

                                                                                 NUMBER OF SHARES AND
                                                                                 NATURE OF BENEFICIAL    PERCENT OF
                             INDIVIDUAL OR GROUP                                      OWNERSHIP          CLASS(a)(b)
------------------------------------------------------------------------------   --------------------    -----------

E.L. Hutton...................................................................           325,347(c)
                                                                                          40,000(d)
                                                                                          18,864(e)
J.F. Gemunder.................................................................           672,058(c)         1.6%
                                                                                         798,000(d)
                                                                                          20,758(f)
R.K. Baur.....................................................................            41,471(c)
                                                                                          11,000(d)
T.E. Bien.....................................................................           101,393(c)
                                                                                          37,750(d)
C.H. Erhart, Jr...............................................................             8,800(c)
M.L. Fox......................................................................            69,458(c)
                                                                                          40,750(d)
D.W. Froesel, Jr..............................................................            94,739(c)
                                                                                          18,250(d)
G.A. Henwood..................................................................           100,156(c)
                                                                                           9,757(d)
C.D. Hodges...................................................................           179,516(c)
                                                                                         134,500(d)
T.C. Hutton...................................................................             7,816(c)
                                                                                          18,864(e)
P.E. Keefe....................................................................           168,669(c)
                                                                                         127,500(d)
S.E. Laney....................................................................            32,301(c)
                                                                                           3,350(d)
A.R. Lindell, DNSc............................................................             2,400(c)
K.J. McNamara.................................................................             6,779(c)
S. Margen, M.D................................................................            16,188(c)
All directors, nominees, and executive officers as a group
  (15 persons)................................................................         1,827,091(c)         3.4%
                                                                                       1,220,857(d)
                                                                                          18,864(e)
                                                                                          20,758(f)

------------

 (a) Under applicable Securities and Exchange Commission regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of March 22, 1999. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

 (b) Percent of Class is not shown if less than 1%.

 (c) Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive powers (and includes shares allocated, as of December 31, 1998, to the account of each named person or member of the group under the Company's Employees' Savings and Investment Plan and its Employee Stock Ownership Plan).

 (d) Shares subject to outstanding options exercisable within 60 days from March 22, 1999.

 (e) Messrs. E.L. Hutton and T.C. Hutton are trustees of the E.L. Hutton Foundation, which holds 18,864 shares of Common Stock over which the Trustees share both voting and dispositive powers.

 (f) Mr. Gemunder is a trustee of the Joel F. Gemunder Foundation, which holds 20,758 shares of Common Stock, over which he holds both voting and dispositive powers.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 1998 all such persons complied with these filing requirements. In making these statements, the Company has relied upon the facts of which it is specifically aware and, in the case of its directors and officers, upon their written representations.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 1999. Price Waterhouse LLP (predecessor of PricewaterhouseCoopers LLP) had acted as independent accountants for the Company and its consolidated subsidiaries since 1981. Although the submission of this matter to the stockholders is not required by law or the By-Laws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary to ratify the selection of PricewaterhouseCoopers LLP. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

     It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be considered for inclusion in the proxy materials for presentation at the 2000 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company not later than December 1, 1999. If any stockholder who intends to propose any other matter to be acted on at the 2000 Annual Meeting of Stockholders does not inform the Company of such matter by February 15, 2000, the person named as proxies for the 2000 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

                                 OTHER MATTERS

     As of February 15, 1999, the Company did not know of any other matter which will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

                            EXPENSES OF SOLICITATION

     The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders, if such proxies are not promptly received. The Company also expects to retain D.F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of such proxies at a cost which will not exceed $7,500 plus reasonable expenses.

                                         By Order of the Board of Directors

                                         Cheryl D. Hodges

                                         Secretary

March 31, 1999

                                APPENDIX 1
                                ----------
PROXY

OMNICARE, INC.
100 E. RiverCenter Boulevard
Covington, Kentucky 41011

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, MAY 17, 1999.

        The undersigned hereby appoints E. L. Hutton, J. F. Gemunder and C. D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Omnicare, Inc. held of record by the undersigned as of March 22, 1999 at the Annual Meeting of Stockholders to be held on May 17, 1999, or at any adjournment thereof.

Election of Directors

Nominees:

      Edward L. Hutton             Geraldine A. Henwood    Andrea R. Lindell, DNSc
      Joel F. Gemunder             Cheryl D. Hodges        Sheldon Margen, M.D.
      Timothy E. Bien              Thomas C. Hutton        Kevin J. McNamara
      Charles H. Erhart, Jr.       Patrick E. Keefe
      Mary Lou Fox                 Sandra E. Laney


                   (Continued and to be signed on other side)

see reverse side

[X] Please mark your votes as in this example.

(1)     Election of Directors (see reverse)

        [ ]    FOR

        [ ]    WITHHELD

         For, except vote withheld from the following nominee(s):

         ----------------------------------------------------------

(2) To ratify the selection of independent accountants.

         [ ]  FOR                   [ ]  AGAINST             [ ]  ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                   IF NO CHOICE IS SPECIFIED,
                                                   THIS PROXY WILL BE VOTED FOR
                                                   PROPOSALS (1) AND (2). When
                                                   signed on behalf of a
                                                   corporation, partnership,
                                                   estate, trust, or other
                                                   stockholder, state your title
                                                   or capacity or otherwise
                                                   indicate that you are
                                                   authorized to sign.


                       (Please sign exactly as name(s) appear at left)

                          PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                                       USING THE ENCLOSED ENVELOPE.

                       --------------------------------------------

                       --------------------------------------------
                       SIGNATURE(S)                            DATE




                       STATEMENT OF DIFFERENCES

The section symbol shall be expressed as...................................'SS'

                            APPENDIX 2
[LOGO OF OMNICARE, INC.]
OMNICARE, INC.

                                                                March 31, 1999

To Our Employees:

   We are writing to you in connection with the Annual Meeting of Stockholders of Omnicare, Inc. to be held in Cincinnati on May 17, 1999.

   Under the terms of the Omnicare Employees Savings and Investment Plan
("S&I Plan"), each participant has the right to instruct the Trustee of the Plan on how to vote the vested shares of Omnicare stock allocated to his or her account.

   Under the terms of the Omnicare Employee Stock Ownership Plan ("ESOP"), each participant has the right to instruct the Trustee of the plan on how to vote the shares of Omnicare stock allocated to his or her account.

   Enclosed for your information is a copy of the proxy solicitation material for Omnicare's 1999 Annual Meeting of Stockholders. Also attached is a form to provide the Charles Schwab Trust Company, as Trustee of both plans, with confidential instructions on how to vote the vested shares of Omnicare stock allocated to your S&I Plan account and/or the shares of stock allocated to your ESOP account.

   Please complete, date and sign the detachable form below and return it directly to the Fifth Third Bank, Tabulator for the Trustee, at your earliest convenience in the envelope provided. No postage is required if mailed within the United States.

   Upon receipt, the Charles Schwab Trust Company will vote the shares of Omnicare stock as instructed. Further, we wish to assure you that the Charles Schwab Trust Company as well as the Fifth Third Bank have been advised that instructions received from individual participants will not be divulged or released to any outside person, including officers or employees of Omnicare, Inc. The Charles Schwab Trust Company, however, has the right, as Trustee, to vote any shares of Omnicare stock for which voting instructions have not been received, or where shares are not vested or allocated, in the same proportion and in the same manner as shares in the other stock accounts are voted.

   We look forward to seeing many of you at the Annual Meeting.


   Edward L. Hutton                        Joel F. Gemunder
   Chairman                                President



OMNICARE, INC.                                    PLEASE MARK, SIGN, DATE AND RETURN PROXY
100 E. RIVERCENTER BOULEVARD                      CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
COVINGTON, KENTUCKY 41011
--------------------------------------------------------------------------------------------

   The Charles Schwab Trust Company, as trustee, is hereby instructed to vote the shares of OMNICARE stock allocated to my account under the Employee
Stock Ownership   Plan and OMNICARE Employees Savings and Investment Plan as
follows:

Election of Directors--Nominees:


Edward L. Hutton     Charles H. Erhart, Jr.   Cheryl D. Hodges    Sandra E. Laney           Kevin J. McNamara
Joel F. Gemunder     Mary Lou Fox             Thomas C. Hutton    Andrea R. Lindell, DNSC
Timothy E. Bien      Geraldine A. Henwood     Patrick E. Keefe    Sheldon Margen, M.D.





1.  Election of Directors   / / FOR All Nominees (except those listed on line below)   / / WITHHOLD All Authority
                               -----------------------------------------------------



2.  To ratify the selection of independent accountants.                    / / FOR     / / AGAINST    / / ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as many properly come before the meeting.

[LOGO OF OMNICARE, INC.]

                OMNICARE, INC.
                c/o Corporate Trust Services
                Mail Drop 10AT66--4129
                38 Fountain Square Plaza
                Cincinnati, OH 45263







                              fold and detach here
------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THE TRUSTEE WILL VOTE THE SHARES IN ACCORDANCE WITH THE PLANS.


                                            Dated:---------------, 1999





                                            -------------------------
                                            Signature of Stockholder

                                            --------------------------
                                            Signature of Stockholder

                                            Please sign exactly as your
                                            name appears on the envelope
                                            in which this card was mailed.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give your full title. If
                                            shares are held jointly, each
                                            holder should sign.